UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 28, 2023 (February 23, 2023)

Harsco Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-03970	23-1483991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Logan Square 100-120 North 18th Street, 17th Floor, Philadelphia, Pennsylvania	19103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (267) 857-8715

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $1.25 per share	HSC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2023, Mario Longhi resigned as a member of the Board of Directors (the “Board”) of Harsco Corporation, a Delaware corporation (the “Company”). At the time of Mr. Longhi’s resignation, he was an independent director and member of the Audit Committee and Management Development & Compensation Committee. Mr. Longhi’s resignation was due to other time commitments and not due to any disagreement with the Company on any matter relating to its operations, policies or practices.

On February 25, 2023, the Board appointed Timothy M. Laurion to the Board. Mr. Laurion’s initial term as a director will expire at the Company’s 2023 Annual Meeting of Stockholders. Mr. Laurion will serve on the Audit Committee and the Governance Committee of the Board.

Mr. Laurion retired in November 2022 after spending his 41 year career at Bank of America and predecessor organizations with the last several decades covering the Environmental Services industry as a Managing Director and Senior Corporate Banker in the bank’s Global Corporate & Investment Banking division. He has particular expertise in the Environmental Services sector having developed and maintained lead bank relationships as a C-suite trusted advisor with most of the nation’s top environmental and waste firms during his decades long career supporting this industry. He has broad experience with capital markets, acquisition finance, and the bank market having structured over $100 billion of credit facilities across dozens of transactions to support the growth initiatives of the Bank’s clients. Mr. Laurion has a BA from Bowdoin College, and an MBA from Suffolk University. He is a Chartered Financial Analyst.

As a non-employee director, Mr. Laurion will receive compensation in the same manner as the Company’s other non-employee directors, which compensation the Company previously disclosed in its Proxy Statement for the Company’s 2022 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on March 10, 2022. In addition, as with all non-employee directors, Mr. Laurion will enter into an Indemnification Agreement with the Company, the form of which is filed as Exhibit 10.1 attached hereto.

A copy of the press release, dated February 28, 2023, is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Non-Employee Director Indemnification Agreement.

99.1	Press Release dated February 28, 2023.

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARSCO CORPORATION

Date: February 28, 2023	/s/ Russell C. Hochman
Russell C. Hochman
Senior Vice President and General Counsel, Chief Compliance Officer & Corporate Secretary